A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the use by reference, in the Form S-8 for International Barrier Technology Inc. of our report dated September 20, 2005 relating to the June 30, 2005 financial statements of International Barrier Technology Inc., which appears in such Form.

Vancouver, Canada	“AMISANO HANSON”
February 24, 2006	Chartered Accountants

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net